Exhibit 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of November 8, 2017, by CTD HOLDINGS, INC. (the “Company”), and DR. SHARON HRYNKOW (the “Executive”).

R E C I T A L S

The Company and the Executive are parties to an Employment Agreement dated as of September 14, 2015 (the “Employment Agreement”), pursuant to which the Executive serves as an officer and employee of the Company for an initial term expiring on September 14, 2017 (the “Initial Term”).

The Company and the Executive desire to amend the Employment Agreement to extend the Initial Term.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1.      Amendment to Employment Agreement. Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

2.     Term. Subject to the provisions of termination as hereinafter provided, the initial term of the Executive 's employment under this Agreement shall begin on the date hereof and shall terminate on September 14, 2019 (the “Initial Term”). Unless the Company notifies the Executive that her employment under this Agreement will not be extended or the Executive notifies the Company that she is not willing to extend his employment, the term of her employment under this Agreement shall automatically be extended for additional one (1) year periods on the same terms and conditions as set forth herein (individually and collectively, the “Renewal Term”). The Initial Term and the Renewal Term are sometimes referred to collectively herein as the “Term.”

2.       Miscellaneous.

(a)      The Employment Agreement shall remain unchanged and in full force and effect, except as provided in this Amendment.

(b)      All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)      This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of date first set forth above.

CTD HOLDINGS, INC.

By:	/s/ N. Scott Fine
Name: N. Scott Fine
Title: Chief Executive Officer

/s/ Sharon Hrynkow
Dr. Sharon Hrynkow